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                                                                  EXHIBIT 99.30


                                                            [PURSUANT TO WRITTEN
                                                         COMPENSATION AGREEMENT]

                             QUADRAMED CORPORATION
                        NOTICE OF GRANT OF STOCK OPTION


        Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of QuadraMed Corporation (the
"Corporation"):

        Optionee:  ___________________________________________________
        Grant Date:  _________________________________________________
        Vesting Commencement Date:  __________________________________
        Exercise Price:  _____________________________________________
        Number of Option Shares:  ____________________________________
        Expiration Date:  ____________________________________________
        Type of Option:  Non-Statutory Stock Option
        Exercise Schedule: The Option shall become exercisable with respect to twenty-five percent (25%) of the Option Shares upon Optionee's completion of one (1) year of Service measured from the Vesting Commencement Date and shall become exercisable for the balance of the Option Shares in thirty-six (36) successive equal monthly installments upon Optionee's completion of each additional month of Service over the thirty-six (36)-month period measured from the first anniversary of the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

        Optionee agrees to be bound by the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.

        No Employment or Service Contract. Nothing in this Notice or in the attached Stock Option Agreement shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.



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        Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.


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Date: ________________________, 199


                                       QUADRAMED CORPORATION

                                       By:______________________________________

                                       Title:___________________________________



                                       _________________________________________
                                       _____________, OPTIONEE

                                       Address:_________________________________
                                       _________________________________________




ATTACHMENTS
EXHIBIT A - STOCK OPTION AGREEMENT


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